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                                                                 EXHIBIT (10)(b)

                               [ORRICK LETTERHEAD]

                                 August 26, 2002

UBS Global Asset Management (US) Inc.
51 West 52nd Street
New York, New York  10019-6114


         Re:      UBS PaineWebber RMA New York Municipal
                  Money Fund, a series of the UBS PaineWebber
                  Managed Municipal Trust (the "New York Fund")

         We hereby consent to the filing of this consent as an exhibit to the registration statement on Form N-1A for the New York Fund filed as of the date hereof (the "Registration Statement") and to the use of our name as counsel to the New York Fund in the Registration Statement and the Prospectus for the New York Fund.

                                         Very truly yours,


                                         /s/ Orrick, Herrington & Sutcliffe LLP